                                      LEASE

                                 BY AND BETWEEN

                      FORT WASHINGTON LIMITED PARTNERSHIP,

                                    LANDLORD,

                                       AND

                        MILLENNIUM PHARMACEUTICALS, INC.,

                                     TENANT



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                                    ARTICLE I

                                 REFERENCE DATA

1.1 SUBJECTS REFERRED TO.

APPROXIMATE TERM:             Two (2) full years from the Scheduled Term
                              Commencement Date, except in the event the Lease commences after March 1, 1997 for any reason other than due to Tenant delay, then the term shall expire no later than February 28, 1999.

BUILDING:                     The Building of which the Premises are a part
                              known and numbered as 40 Erie Street, Cambridge, Massachusetts, containing approximately 100,417 r.s.f.

BUILDING ADDRESS:             40 Erie Street
                              Cambridge, Massachusetts

BUILDING FLOOR AREA:          100,454 r.s.f.

BUILD-OUT RENT RATE:          $38.75 p.r.s.f./NNN

LANDLORD:                     Fort Washington Limited Partnership, a
                              Massachusetts limited partnership

LANDLORD'S ARCHITECT:         Daniel Winny, AIA
                              17 Tudor Street
                              Cambridge, MA 02139

LANDLORD'S & MANAGING
AGENT'S ADDRESS:              McNeil Management, Inc.
                              320 Norwood Park South
                              Norwood, MA 02062

LANDLORD'S REPRESENTATIVE:    David Clem

LEASE YEAR:                   Each consecutive period of twelve (12) calendar
                              months commencing on the Commencement Date if it occurs on the first day of a calendar month and otherwise commencing on the first day of the month immediately following the month in which the Commencement Date occurs, and each anniversary of such date, except that the first Lease Year shall also include the period from the Commencement Date until the first day of the following month in the event that the Commencement Date does not occur on the first day of a calendar month.

LOT: The land shown on EXHIBIT A-1 and more particularly described on EXHIBIT A-2 attached hereto.

MANAGING AGENT:               McNeil Management, Inc.


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OPTIONS TO EXTEND:            None

PERMITTED USES:               General office, research and development,
                              laboratory and light manufacturing.

PREMISES:                     Approximately 41,132 r.s.f. of space in the
                              Building, as shown on EXHIBIT A.

PUBLIC LIABILITY
INSURANCE LIMITS:             Bodily injury: $5,000,000
                              Property Damage: $5,000,000

SCHEDULED SUBSTANTIAL
COMPLETION DATE:              February 1, 1997, but in no event later than
                              March 1, 1997

SCHEDULED TERM
COMMENCEMENT DATE:            February 1, 1997

SECURITY DEPOSIT:             $910,045.50

SHELL RENT RATE:              $18.00 p.r.s.f.

TENANT:                       Millennium Pharmaceuticals, Inc.


TENANT'S ADDRESS              640 Memorial Drive
(For Notice and Billing):     Cambridge, MA 02139
                              Attention: Peter Courossi, Director of Finance

TENANT ALLOWANCE:             $75 p.r.sq.ft.* (*Subject to mutually acceptable
                              rent credit schedule for each $1.00/sq. ft. of
                              unused buildout allowance as set forth in Section
                              4.1)

TENANT'S ARCHITECT            Tsoi/Kobus & Associates, Inc.
                              One Brattle Square
                              Cambridge, MA 02138

TENANT'S PROPORTIONATE
FRACTION:                     40.9%, subject to adjustment as provided in
                              Section 2.3 hereof.

TENANT'S REPRESENTATIVE:      Harry F. Arader, Chief Financial Officer

TERM EXPIRATION DATE:         Two years after the Term Commencement Date, but in
                              no event later than February 28, 1999.

1.2 EXHIBITS.

     The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

     EXHIBIT A.           Plan showing the Premises
     EXHIBIT A-I.         Plan showing the Lot
     EXHIBIT A-2.         Legal Description of Lot

                                   -2-

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     EXHIBIT B.           INTENTIONALLY OMITTED
     EXHIBIT C.           Rules and Regulations
     EXHIBIT D.           INTENTIONALLY OMITTED
     EXHIBIT E.           Plan Submission and Construction Schedule
     EXHIBIT F.           Space Measurement Standards
     EXHIBIT G.           Outline Specifications for Base Building Improvements
     EXHIBIT H.           Schedule of Floor Load Limits
     EXHIBIT I.           Landlord's Services

1.3 TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I - REFERENCE DATA ................................................... 1

  Section 1.1       Subjects Referred To ..................................... 1
  Section 1.2       Exhibits ................................................. 2
  Section 1.3       Table of Contents ........................................ 3

ARTICLE II - PREMISES AND TERM ............................................... 5

  Section 2.1       Premises ................................................. 5
  Section 2.2       Term ..................................................... 5

ARTICLE III - IMPROVEMENTS ................................................... 6

  Section 3.1       Initial Construction ..................................... 6
  Section 3.2       Preparation of Premises for Occupancy .................... 8
  Section 3.3       General Provisions Applicable to Construction ............ 8
  Section 3.4       Representatives .......................................... 9

ARTICLE IV - RENT ............................................................10

  Section 4.1       The Fixed Rent ...........................................10
  Section 4.2       Additional Rent ..........................................10
         4.2.1      Real Estate Taxes ........................................11
         4.2.2      Insurance ................................................12
         4.2.2.1    Insurance Taken Out by Tenant ............................12
         4.2.2.2    Insurance Taken Out by Landlord ..........................12
         4.2.2.3    Tenant Reimbursement of Insurance Taken Out by Landlord ..12
         4.2.2.4    Certain Requirements Applicable to Insurance Policies ....13
         4.2.2.5    Waiver of Subrogation ....................................13
         4.2.3      Utilities ................................................14
         4.2.4      Common Area Maintenance and Expenses .....................14
         4.2.5      Payments on Account of Taxes, Insurance and Utilities ....16
  Section 4.3       Late Payment of Rent .....................................17

ARTICLE V - TENANT'S ADDITIONAL COVENANTS ....................................17

  Section 5.1       Affirmative Covenants ....................................17
         5.1.1      Perform Obligations ......................................18
         5.1.2      Occupancy and Use ........................................18
         5.1.3      Repair and Maintenance ...................................18
         5.1.4      Compliance with Law ......................................19

                                      -3-

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         5.1.5      Tenant's Work ............................................21
         5.1.6      Indemnity ................................................21
         5.1.7      Landlord's Right to Enter ................................22
         5.1.8      Personal Property at Tenant's Risk .......................22
         5.1.9      Payment of Landlord's Cost of Enforcement ................22
         5.1.10     Yield Up .................................................22
         5.1.11     Estoppel Certificate .....................................23
         5.1.12     Landlord's Expenses Re: Consents .........................23
         5.1.13     Rules and Regulations ....................................23
         5.1.14     Loading ..................................................23
         5.1.15     Holdover .................................................23

  Section 5.2       Negative Covenants .......................................24
         5.2.1      Assignment and Subletting ................................24
         5.2.2      Nuisance .................................................25
         5.2.3      Installation, Alterations or Additions ...................25

ARTICLE VI - CASUALTY OR TAKING ..............................................26

  Section 6.1       Termination ..............................................26
  Section 6.2       Restoration ..............................................26
  Section 6.3       Award ....................................................26

ARTICLE VII - DEFAULTS .......................................................27

  Section 7.1       Events of Default ........................................27
  Section 7.2       Remedies .................................................27
  Section 7.3       Remedies Cumulative ......................................28
  Section 7.4       Landlord's Right to Cure Defaults ........................28
  Section 7.5       Effect of Waivers of Default .............................28
  Section 7.6       No Accord and Satisfaction ...............................29

ARTICLE VIII - MORTGAGES .....................................................29

  Section 8.1       Rights of Mortgage Holders ...............................29
  Section 8.2       Subordination ............................................30
  Section 8.3       Lease Amendments .........................................30

ARTICLE IX - LANDLORD'S ADDITIONAL COVENANTS .................................30

  Section 9.1       Affirmative Covenants ....................................30
  Section 9.1.1     Perform Obligations ......................................31
  Section 9.1.2     Repairs ..................................................31
  Section 9.1.3     Compliance with Law ......................................31
  Section 9.1.4     Indemnity ................................................31
  Section 9.1.5     Estoppel Certificate .....................................32
  Section 9.1.6     Landlord's Title .........................................32
  Section 9.1.7     Utilities ................................................32
  Section 9.1.8     Payment of Tenant's Cost of Enforcement ..................32


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ARTICLE X - MISCELLANEOUS PROVISIONS .........................................32

  Section 10.1      Notices from One Party to the Other ......................32
  Section 10.2      Quiet Enjoyment ..........................................33
  Section 10.3      Easements; Changes to Lot Lines ..........................33
  Section 10.4      Leases Not To Be Recorded ................................33
  Section 10.5      Bind and Inure; Limitation of Landlord's Liability .......33
  Section 10.6      Acts of God ..............................................33
  Section 10.7      Landlord's Default .......................................34
  Section 10.8      Brokerage ................................................34
  Section 10.9      Applicable Law and Construction ..........................34
  Section 10.10     Submission Not an Offer ..................................35
  Section 10.11     Security Deposit .........................................35
  Section 10.12     INTENTIONALLY OMITTED ....................................36
  Section 10.13     Confidential Information .................................36
  Section 10.14     Parking ..................................................36
  Section 10.15     Signage ..................................................36
  Section 10.16     Access ...................................................36

                                   ARTICLE II

                                PREMISES AND TERM

2.1  PREMISES.

     Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto (i) the common facilities included in the Building or on the Lot, (ii) the building service fixtures and equipment serving the Premises, and (iii) the right to use one hundred twenty (I 20) parking spaces ("Tenants Parking Spaces") on the Lot upon the terms and conditions set forth in Section 10.16 hereof.

     Landlord reserves the right from time to time, without material interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, provided, however, that the Annual Fixed Rent, Additional Rent (as defined in Section 4.2 hereof) and other charges payable hereunder by Tenant shall be proportionally reduced in the event that any such installation or relocation of service materially reduces the usable floor area of the Premises (other than a temporary reduction to accommodate installation, repair, replacement, maintenance and relocation of such service); and (b) to alter or relocate any common facilities and/or Tenant's Parking Spaces on or off the Lot, provided that in all events (1) substitutions are in compliance with applicable zoning laws, (2) substitutions are substantially equivalent, (3) the total number of parking spaces available to Tenant on or off the Lot is not decreased and (4) any of Tenant's Parking Spaces relocated off the Lot shall be located within one hundred fifty (150) feet of the footprint of the Premises.

2.2  TERM.

     To have and to hold for a period (the "Term") commencing on the earlier of
(a) the date which is the later of the Scheduled Term Commencement Date or the Substantial Completion

Date and (b) the date on which Tenant occupies all or any part of the Premises for the Permitted Uses (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date"), and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or in
Article VI or Article VII Tenant shall have the right to access the Premises prior to the Commencement Date for purposes of installing equipment and furnishings in accordance with and subject to the provisions of Section 3.2.

                                   ARTICLE III

                                  IMPROVEMENTS

3.1  INITIAL CONSTRUCTION.

     (a) PLANS. Landlord and Tenant shall proceed to develop and approve construction drawings and specifications for the Premises (the "Complete Plans") in accordance with the procedure set forth in Exhibit E attached hereto.

     Landlord and Tenant shall initial the Complete Plans after the same have been approved by Landlord and Tenant in accordance with said Exhibit E. Tenant's interior furnishings, i.e., specification, coordination, supply and installation of furniture, furnishings, telephones and movable equipment, will be the responsibility of Tenant. Tenant's installation of furnishings shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations during the initial build-out of the Premises and not to damage the Building or Lot or interfere with Building or Lot operations. Except for installation of furnishings and the installation of telephone outlets (which must be performed by a telephone company at the Tenant's direction and expense) all work described in the Complete Plans (the "Leasehold Improvements") shall be performed by Siena Construction or another contractor designated by Landlord and reasonably approved by Tenant ("Landlord's Contractor"). All Tenant Leasehold Improvements shall become a part of the Premises and shall be considered to be the property of the Landlord.

     (b) LEASEHOLD IMPROVEMENT COSTS. Landlord hereby agrees to furnish Tenant with a copy of the contract for the Leasehold Improvements for the Premises, by and between Landlord and Landlord's Contractor within ten (10) days after execution thereof. On or before October 27, 1996, Landlord shall give Tenant a notice (the "Proposed GMP Notice") setting forth Landlord's Contractor's guaranteed maximum price ("GMP") and estimated cost of the work, inclusive of Landlord's Contractor's Fee and architectural and engineering fees, including fees incurred for Tenant's Architect (the "Estimated Cost of the Work"). Tenant shall thereafter have the right to approve or reject such proposed GMP by notice given to Landlord. In the event the Tenant rejects the GMP the Tenant shall pay all costs for work of Tenant's Architect and Landlord shall pay all costs of Landlord's Architect in order to make such changes to the Complete Plans as shall be required to produce a revised GMP acceptable to Tenant. Landlord shall neither commence, nor be required to commence, any Leasehold Improvements until the parties have agreed upon the GMP. In the event that Landlord and Tenant have not agreed upon the GMP on or before the date which is thirty (30) days after the Proposed GMP Notice and Tenant does not agree in writing to compensate Landlord for the delay in constructing the Leasehold Improvements as set forth in this paragraph, Landlord shall have the right to terminate this Lease upon notice to Tenant.

     Landlord shall submit all requests for change orders for the Leasehold Improvements to Tenant for its review and approval. No change order for the Leasehold Improvements shall be effective unless approved by Tenant in writing, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant's review and approval shall not be required for change orders for the Base Building Improvements (as defined in Exhibit G hereof) and such change orders will not materially change the Base Building Improvement defined in Exhibit G.

     Tenant shall pay to Landlord as Additional Rent a sum equal to all additional costs incurred by Landlord on account of the Leasehold Improvements (excluding, however, the Tenant Allowance, but including in the costs so incurred the cost to Landlord of Landlord's Contractor's overhead and profit equal to 10% of costs of work not covered by the Tenant Allowance), hereinafter called "Tenant Improvement Reimbursement to Landlord" or "TIR". Tenant shall pay to Landlord Landlord's Estimated TIR (as hereinafter defined) as construction of the Leasehold Improvements progresses, less retainage of 10%, within ten (10) days after submission by Landlord to Tenant of a statement on or about the first day of each month showing construction, engineering and design costs incurred. As used herein the term "Estimated TIR" shall mean and refer to the difference between the Estimated Cost of the Work and the Tenant Allowance. The portion of Estimated TIR invoiced on each monthly statement shall be equal to the product of (a) a fraction, the numerator of which is Landlord's Estimated TIR and the denominator of which is the Estimated Cost of the Work, multiplied by (b) the total construction, engineering and design costs shown on each such statement. Each monthly statement shall be accompanied by a certificate of Landlord's Contractor that all payments then due to laborers, material men and subcontractors, less required retainage, have been made. Landlord shall not be required to continue construction if Tenant fails to pay timely Estimated TIR and any delay in the preparation of the Premises shall be deemed to be a Tenant Delay for which Landlord shall have no liability. On the earlier of the occupancy by Tenant or the Substantial Completion Date (as defined in Section
3.2 hereof), Tenant shall pay to Landlord a sum sufficient to increase the total payments to Landlord on account of TIR to ninety-five percent (95%) of TIR (it being understood that actual TIR may be more or less than the Estimated TIR). The remaining five percent (5%) retainage withheld by Tenant shall be paid by Tenant within ten (10) days after delivery to Tenant of (i) a permanent Certificate of Occupancy from the City of Cambridge, and (ii) a certificate of Landlord's Architect and Tenant's Architect certifying that all Punch List Items (as defined in Section 3.2 hereof) have been reasonably satisfied after consultation between Landlord's Architect and Tenant. Landlord shall withhold from Landlord's Contractor retainage in the amount of five percent (5%) of the cost of the work until such time as Landlord's Architect, after consultation with Tenant's Architect, shall have delivered said certificate to Tenant (provided, however, that Landlord may release any retainage held with respect to any supplier or subcontractor which is finally and fully completed the portion of the work for which it was responsible prior to the delivery of said certificate.) All change orders or cost overruns shall first be subject to reasonable approval by Tenant within two (2) business days of receipt of said change order.

     In addition to paying TIR as above provided, Tenant shall pay an amount equal to all costs incurred by Landlord as a result of any change orders signed by Tenant and Landlord affecting the Complete Plans, including the cost to Landlord of Landlord's Contractor's overhead and profit equal to 10% of those costs exclusive of overhead and profit, but only to the extent that such change order costs of the Premises, together with all other costs incurred on account of the Leasehold Improvements, exceed the applicable Tenant Allowance. Amounts due and payable on account of such change orders shall be included in the monthly statements relating to TIR provided for above, and Tenant shall pay therefor in accordance with each such statement within ten (10) days, and in all events by the Substantial Completion Date. Notwithstanding the foregoing, Tenant shall not be liable for any costs incurred by Landlord as a result of change order relating solely to Base Building Improvements (as defined in Exhibit G).

     Notwithstanding the foregoing, Landlord shall be liable for completion of all Base Building Improvements as set forth in Exhibit G.

     Landlord shall deliver to Tenant a copy of each monthly requisition for the Tenant Improvements from Landlord's Contractor promptly after Landlord's receipt of the same.

3.2  PREPARATION OF PREMISES FOR OCCUPANCY.

     Landlord agrees to use reasonable efforts to have the Premises ready for occupancy on or before the Scheduled Substantial Completion Date which shall, however, be extended for a period equal to that of any delays due to Acts of God, or by changes ordered by Tenant in the work, or by labor disputes, fire, unusual delays in deliveries, unavoidable casualties or other causes beyond Landlord's reasonable control (collectively, "Force Majeure Events") and by delays due to any act or neglect of Tenant, or of any employee, agent, or separate contractor of Tenant. The Premises shall be deemed ready for occupancy on the Substantial Completion Date (as hereinafter defined). In no event shall the Substantial Completion Date be later than May 1, 1997 (the "Outside Completion Date"), in which case Tenant shall have the right to terminate this Lease. As used herein, the term "Substantial Completion Date" shall mean and refer to the date on which: (i) the Leasehold Improvements, as specified in the Complete Plans are ready for occupancy as certified by Landlord's Architect and Tenant's Architect with the exception of minor items which can be fully completed by Landlord within thirty (30) days without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses (collectively "Punch List Items"), (ii) a Certificate of Occupancy from the City of Cambridge (or a Temporary Certificate of Occupancy permitting Tenant to occupy the Premises with conditions which can be satisfied without material interference with Tenant's use and occupancy of the Premises) shall have been obtained, (iii) the Premises is broom clean and free of debris, and (iv) all utilities required for the use of the Premises have been brought by Landlord to the Utility Switching Points (as defined in Section 4.2.3 hereof); provided, however, that if Landlord is unable to complete construction of the Premises in accordance with the foregoing on or before the Scheduled Substantial Completion Date due to delay in Tenant's compliance with the provisions of Section 3.1 or the schedule set forth in Exhibit E of this Lease, then the Premises shall be deemed ready for occupancy no later than the date which would have been the Substantial Completion Date but for such non-compliance.

     Landlord shall permit Tenant and Tenant's contractors access for installing equipment and furnishings in the Premises prior to the Commencement Date if it can be done without material interference with completion of the Building or remaining portions of the Leasehold Improvements.

3.3  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of any governmental authority or insurer of the Building. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects. Landlord shall not be responsible for any loss, damage, or injury resulting from the installation of any components, fixtures, or equipment provided they were appropriately specified and installed in accordance with the manufacturer's or supplier's instructions; provided, however, that Landlord shall assign any and all contractor's, manufacturer's and supplier's warranties with respect to all components, fixtures, or equipment, including, without limitation, Landlord's Contractor's warranty (which shall be for a period of at lease one [1] year) as to construction completed in connection with the Tenant Improvements, to Tenant for the Term of this Lease, upon the expiration or sooner termination of which such warranties shall automatically revert to Landlord. Landlord's obligations under Section 3.1 and 3.2 shall be deemed to have been performed on the Substantial Completion Date except for items which are incomplete or do not conform with the requirements of Sections 3.1 and
3.2 and as to which Tenant shall in either case have given written notice to Landlord prior to such date. If Tenant does not provide such written notice prior to the Substantial Completion Date, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence (exclusive of latent defects) that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

     Tenant will not make any alterations or additions to the Premises (other than initial improvements made in accordance with the Complete Plans and any other improvements consistent therewith) without Landlord's approval which consent shall not be unreasonably withheld, conditioned or delayed. Landlord will disapprove any alterations or additions requested by Tenant which will delay completion of the Premises or the Building, unless Tenant shall agree (a) to pay all costs associated with such alterations, additions and delay, (b) to extend the applicable Scheduled Substantial Completion for the period of such delay, and (c) that the Annual Fixed Rent and Additional Rent shall nonetheless begin to accrue from the date the Premises would have been completed but for such delay. All changes and additions shall be part of the Building except Tenant's equipment (a list of which shall be provided to Landlord upon Commencement of the Lease) and except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

     Notwithstanding the foregoing, the parties hereby agree that for any non-structural alterations or additions to the Premises which do not involve modifications to the Building operating systems and for which the cost may be reasonably estimated to be less than $25,000 and shall be generic in form (each a "Minor Alteration") (generic meaning that such space will be easily usable for other tenants): (i) Landlord's prior written consent shall not be required unless such Minor Alteration requires a building permit from the City of Cambridge, in which case Landlord's reasonable consent shall be required, and
(ii) upon the expiration or termination of this Lease, Tenant shall readapt, repair and restore the Premises to the condition the same were in prior to such Minor Alteration, regardless of whether Landlord's consent was required or obtained with respect thereto.

     The parties further agree that (a) any request for consent to any alteration or addition (including, without limitation, any Minor Alteration) shall be accompanied by drawings and specifications in reasonable detail given the size and scope of the proposed alteration or addition both in printed form and on diskette in CAD format compatible and consistent with existing as-built plans for the Building, and (b) Tenant shall furnish Landlord as-built drawings showing any and all alterations or additions (including, without limitation, any and all Minor Alterations) made by Tenant or any assignee, sublessee or licensee of Tenant within 30 days after completion of the same.

3.4  REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord and Tenant's Representative in the case of Tenant or by any person hereafter designated in substitution or addition by notice to the party relying.

                                   ARTICLE IV

                                      RENT

4.1  FIXED RENT.

     (a) MONTHLY INSTALLMENTS; DEFINITIONS. Beginning on the Term Commencement Date, Tenant covenants and agrees to pay rent to Landlord, without any offset or reduction whatsoever (except as may be made in accordance with the express provisions of this Lease), at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rent Rate set forth in Article I, in equal installments equal to 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion. Notwithstanding the foregoing Tenant shall be required to begin to pay Annual Fixed Rent pro rata on approximately 31,132 square feet of space on the Term Commencement Date and beginning on the sixth month after the Term Commencement Date Tenant shall be required to pay Annual Fixed Rent for the entire 41,132 square feet of leased space.

     (b) ADJUSTMENT FOR UNUSED TENANT ALLOWANCE. In the event the cost of constructing the Leasehold Improvements is less than the Tenant Allowance, the Annual Fixed Rent Rate set forth in Schedule 1.1 shall be adjusted in accordance with the following formula:

Adjusted Annual    =  Shell Rent Rate  +  Actual TI    x  Build Out
Fixed Rent Rate                           Tenant          Rent Rate -
                                          Allowance       Shell Rent Rate

Where "Actual TI" equals the actual portion of the Tenant Allowance expended by Landlord in connection with the construction of the Leasehold Improvements. By way of example, if the actual cost of completing the Leasehold Improvements for the Premises is $73.50 the Annual Fixed Rent shall be adjusted as follows:

Adjusted Annual Fixed Rent   =  $18.00 + 73.00
                                         ----- (38.75 - 18.00)
                                         75.00

                             =  $18.00 + 20.13

                             =  $38.13

4.2  ADDITIONAL RENT.

     In order that the Fixed Rent shall be absolutely net to Landlord (except to the extent herein otherwise provided), Tenant covenants and agrees to pay, as Additional Rent, without any offset or reduction whatsoever, taxes, municipal or state betterment assessments, insurance costs, utility charges and Annual Maintenance Charges with respect to the Premises as provided in this Section 4.2 as follows:

     As used herein, the term "Estimated Annual Additional Rent" shall mean and refer to Landlord's estimate of the total amount of Additional Rent which may be due from Tenant for any particular Lease Year. Landlord shall furnish Tenant with a statement as soon as reasonably practicable after the commencement of each Lease Year setting forth the amount of Landlord's Estimated Annual Additional Rent for such Lease Year. Landlord's good faith estimate of the Estimated Annual Additional Rent for the first fiscal year of the Term is set forth in Section 1.1 as the "Initial Estimated Annual Additional Rent".

     4.2.1 REAL ESTATE TAXES.

           Tenant shall pay directly to the Landlord: (i) all taxes, assessments to the extent due and payable (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, (and Tenant's Proportionate Fraction of any such taxes, assessments, levies, fees and charges if they are assessed against the entire Building or Lot) which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against
(A) the Premises or the Building or the Lot, (B) any Fixed Rent, Additional Rent or other sum payable hereunder or (c) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises or the Building or the Lot; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the leasing or use of the Premises (and Tenant's Proportionate Fraction of any such taxes if they are levied, assessed or payable on account of the acquisition, leasing or use of the entire Building or Lot); and (iv) all charges for utilities furnished to the Premises (and Tenant's Proportionate Fraction of all charges for utilities furnished to the entire Building or Lot) which may become a lien on the Building or the Lot or the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments shall be made by Tenant not less than five (5) days prior to the last date on which the same may be paid without interest or penalty, provided that Tenant receives any such invoice for payment at least thirty (30) days before said amount is due. For any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within 20 days after receipt of invoice therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period. At Landlord's option, Tenant shall pay taxes and assessments in accordance with Section 4.2.5 hereof.

     In the event that Tenant, together with all of the other tenants in the Building, requests that Landlord apply for any abatement of, or otherwise contest, any tax or assessment, Landlord shall file such abatement or otherwise contest such tax or assessment and shall diligently pursue the same to completion, provided that (i) Landlord receives notice of such request from Tenant and all other tenants in the Building at least 30 days prior to the last day on which such abatement or contest may validly be made under applicable law, and (ii) the expenses of such proceedings, including, without limitation, any penalties, interest, late fees or charges, and attorneys' fees incurred as a result thereof, shall be included in the Annual Maintenance Charge of the then current fiscal year.

     Nothing contained in this Lease shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes ("Excluded Taxes"), estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building or the Lot, or all of them, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be payable by Tenant; provided, however, that (i) Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Premises were the only property of Landlord, and
(ii) only that portion of the Substitute Taxes in excess of the Excluded

Taxes shall be payable by Tenant. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises.

     4.2.2 INSURANCE.

           4.2.2.1  INSURANCE TAKEN OUT BY TENANT.

                    Tenant shall take out and maintain throughout the Term the following insurance:

                    (a) Comprehensive liability insurance indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or walks, streets or ways appurtenant to the Premises, or connected with the use, condition or occupancy of any thereof unless caused by the negligence or willful misconduct of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and shall be written on the "Occurrence Basis" and include Host Liquor liability insurance; and

                    (b) Worker's compensation insurance with statutory limits covering all of the Tenant's employees working on the Premises.

           4.2.2.2  INSURANCE TAKEN OUT BY LANDLORD.

                    Landlord shall take out and maintain throughout the Term the following insurance:

                    (a) Comprehensive liability insurance for the Building and Lot of the same nature and type as described in Section 4.2.2.1(a) of this Lease, and with the same policy limits; and

                    (b) All risk, fire and casualty insurance on a 100% replacement cost basis, together with rental loss coverage and, if the Building is located in a flood zone, flood coverage to the extent the same is available, insuring the Building and its rental value and

                    (c) Insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts as are customary and commercially reasonable for buildings in the Cambridge, Massachusetts area which are of like kind and quality to the Building and have laboratory uses, and insurance against such other hazards and in such amounts as may from time to time be reasonably required by any bank, insurance company or other lending institution holding a first mortgage on the Building and Lot.

     Landlord shall have no obligation to insure Tenant's personal property or chattels, including without limitation, Tenant's trade fixtures.

           4.2.2.3  TENANT REIMBURSEMENT OF INSURANCE TAKEN OUT BY LANDLORD.

                    Tenant shall from time to time reimburse Landlord within thirty days of Landlord's invoice for Tenant's Proportionate Fraction of Landlord's costs incurred in providing the insurance provided pursuant to
Section 4.2.2.2 of this Lease, equitably prorated in the case of blanket policies to reflect the insurance coverage reasonably attributable to the Premises, and provided further that Tenant shall reimburse Landlord for all of Landlord's costs incurred in providing such insurance which is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom, including without limitation, any risks or hazards associated with the generation, storage and disposal of medical waste provided the same is attributable to Tenant's use and that the same is not necessarily due to other tenant's use. At Landlord's option, Tenant shall reimburse Landlord for insurance costs in accordance with Section 4.2.5 hereof.

           4.2.2.4  CERTAIN REQUIREMENTS APPLICABLE TO INSURANCE POLICIES.

                    Policies for insurance provided for under the provisions of Sections 4.2.2.2(b) and 4.2.2.2(c) shall, in case of loss, be first payable to the holders of any mortgages on the Building and Lot under a standard mortgagee's clause, and shall be deposited with the holder of any mortgage or with Landlord, as Landlord may elect. All policies for insurance required to be obtained by either party under the provisions of Section 4.2.2 shall be obtained from responsible companies qualified to do business in the state in which the Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval. Each party agrees to furnish the other with certificates of all such insurance which such party is obligated to obtain pursuant to Section 4.2.2 prior to the beginning of the Term hereof and with renewal certificates at least 30 days prior to the expiration of the policy they renew. In addition, Tenant agrees to furnish Landlord with any policies of insurance which Tenant is obligated to obtain hereunder, including any renewal policies, upon request of any of Landlord's mortgagees (provided that Tenant may redact from such policies any Confidential Information, as defined in Section 10.13 hereof). Each such policy required to be maintained by Tenant shall name Landlord and Landlord's Managing Agent as additional insurers and shall be noncancellable with respect to the interest of Landlord, Landlord's Managing Agent and such mortgagees without at least 30 days' prior written notice thereto.

           4.2.2.5  WAIVER OF SUBROGATION.

                    All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 4.2.2.5 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises under the provisions of this Section 4.2.2 any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

     4.2.3 UTILITIES.

           Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. Upon Tenant's request, Landlord shall install at Tenant's expense, which expense may be applied against the applicable Tenant Allowance, separate meters to measure Tenant's consumption of any utility servicing the Premises. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within 20 days of receipt of Landlord's invoice therefor, pay to Landlord Tenant's Proportionate Fraction of the total of such charges for the Building and Lot, provided that if said utilities or services are provided to less than all of the rentable space in the Building, Tenant shall pay its share of said charges based upon the actual consumption shown on any separate meter for such utility or service, and, in the event there is no such separate meter, based upon the area of the Premises relative to the area of the entire space to which utilities are provided, or such greater or lesser amount required, in Landlord's reasonable judgment, by Tenant's disproportionate use of utilities, and provided further that, at Landlord's option, all such charges shall be payable by Tenant in accordance with Section 4.2.5. It is understood and agreed that (i) Landlord shall be responsible for bringing such utilities to a common switching point(s) at the Building, which, in the case of electricity shall mean the switch gear and not the transformer (collectively, the "Utility Switching Points") at Landlord's cost and expense; (ii) Tenant shall pay for any and all costs to connect such utilities from such Utility Switching Points to the Premises; (iii) Landlord shall be under no obligation to furnish any utilities to the Premises (beyond the foregoing responsibility to bring such utilities to the Utility Switching Points); and (iv) subject to Section 3.2 hereof, Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises; provided, however, that in the event such loss or failure is due to Landlord's negligence or willful misconduct, Landlord shall be liable. Without limitation of the foregoing, in the event of a Casualty or Taking, if Landlord's Architect and Tenant's Architect reasonably determines that utilities will not be repaired or restored so as to be available at the Utility Switching Points within ninety (90) days after the occurrence of such Casualty or Taking, then Tenant shall have the right to terminate this Lease by notice given within 30 days after the date of such determination.

    4.2.4  COMMON AREA MAINTENANCE AND EXPENSES.

           Landlord shall use reasonable efforts to maintain the common areas of the Lot and the interior and exterior of the Building in a clean and orderly condition in accordance with Exhibit J, except to the extent repairs or maintenance are required due to Tenant's negligence or willful misconduct (in which case Tenant shall promptly effect such repairs or maintenance or, at Landlord's option, Landlord may effect such repairs or maintenance and charge the entire cost thereof to Tenant as Additional Rent). Notwithstanding the foregoing, it is expressly understood and agreed that Landlord shall have no liability or responsibility for the storage, containment or disposal of any hazardous or medical waste generated, stored or contained by Tenant, Tenant hereby agreeing to store, contain and dispose of any and all such hazardous or medical waste at Tenant's sole cost and expense in accordance with the provisions of Article V hereof. Tenant shall pay to Landlord as Additional Rent the Annual Maintenance Charge computed and payable as follows:

           (1) The Annual Maintenance Charge shall be equal to the sum of the Annual Lot Maintenance Charge and the Annual Building Maintenance and Operation Charge as hereinafter defined.

                (a) The Annual Lot Maintenance Charge shall be equal to the product obtained by multiplying (x) the costs incurred by Landlord during the fiscal year (as hereinafter defined) for which the Annual Maintenance Charge is being computed (the "Current Fiscal Year") in providing Lot maintenance, including without limitation landscaping, street lighting, security (if required, in Landlord's judgment), maintenance and snow plowing, maintenance of Lot signage, maintenance of utilities, commercially reasonable management fees and reasonable amortization of equipment to the extent used for Lot maintenance, by
           (y) a fraction whose numerator is the Premises Floor Area, as built, and whose denominator is the gross floor area of the buildings located on the Lot at the end of the Current Fiscal Year.

                (b) The Annual Building Maintenance and Operation Charge shall be equal to Tenant's Proportionate Fraction of the reasonable costs incurred by Landlord during the Current Fiscal Year in providing Building maintenance, including without limitation repair, maintenance and cleaning of common facilities in the Building, and maintenance and repairing of all common heating, plumbing, electrical, air conditioning and mechanical fixtures and equipment serving the Building or the Premises and not for other tenant's use, elevators, trash dumpster rental, trash removal, recycling, performance of such other tasks as Tenant shall request and Landlord shall agree to perform, commercially reasonable management fees (exclusive of leasing and sale commissions, fees paid in connection with tenant improvement costs, and such other fees or commissions paid in connection with the leasing, releasing, extension or renewal of leases for the Building or the Lot) and reasonable amortization of equipment to the extent used for Building maintenance.


           Notwithstanding the foregoing, in the event that any capital repair, improvement or replacement to the common areas and facilities of the Building and the Lot has a useful life of over one year (as determined in accordance with generally accepted accounting practices consistently applied), then only the amortized cost of such repair, improvement or replacement over said useful life shall be included in the Annual Lot Maintenance Charge or the Annual Building Maintenance Charge, as applicable.

           Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term. At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Maintenance Charge (the "Estimated Annual Maintenance Charge") for the said fiscal year which estimate may include a reasonable contingency of up to 5%, and Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Maintenance Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Maintenance Charge by notice to Tenant once annually on or about July 1 of each Lease Year (the "Additional Rent Adjustment Date"), and Tenant's payments shall thereupon be adjusted accordingly. Not later than sixty (60) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to generally accepted accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Maintenance Charges for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date or refunded if the Term has ended and Tenant is not then in default (or if Tenant is in default, then any excess over that necessary to cure said default shall be returned to Tenant). Landlord shall furnish Tenant with copies of all reasonable documentation and records for the Annual Maintenance Charges for any fiscal year upon Tenant's request for the same; provided, however, that Landlord shall not be required to furnish such copies for any fiscal year if Tenant has not requested such copies within two (2) years after the expiration of such fiscal year.

     Tenant shall have the right to conduct an audit of Landlord's records relating to Maintenance Charges. If the Tenant's audit indicates that there is an error greater than five percent (5%), then Landlord shall reimburse Tenant for the cost of said audit.

           For purposes of this Lease, the first "fiscal year" shall be the annual period commencing on the Commencement Date and ending on December 31 of the year in which the Commencement Date occurs; subsequently, the term "fiscal year" shall mean each consecutive annual period thereafter, commencing on the day following the end of the preceding fiscal year. Landlord shall have the right from time to time to change the periods of accounting under this Section
4.2.4 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All of Landlord's Statements shall be prepared on an accrual basis of accounting.

           Notwithstanding any other provision of this Section 4.2.4, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.4 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term. Landlord shall thereafter prepare a Landlord's Statement showing the actual Annual Maintenance Charge for such fiscal year, as herein above provided, and an appropriate payment or refund shall thereafter promptly be made upon submission of such Landlord's Statement to Tenant.

           Notwithstanding the foregoing, Landlord hereby agrees that access to the Premises, HVAC service and all other utilities shall be available to Tenant 24 hours per day, seven (7) days per week, subject to the provisions hereof with respect to loss or interruption of utilities and other services.

     4.2.5 PAYMENTS ON ACCOUNT OF TAXES, INSURANCE AND UTILITIES.

           Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge (as hereinafter defined) monthly in advance on the first day of each calendar month during the Term, which payments shall initially be in the amount of the sum of the Initial Tax Charge, the Initial Insurance Charge and the Initial Utility Charge (the "Estimated Initial Tax, Insurance and Utility Charges"). At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Tax, Insurance and Utility Charge ("the Estimated Annual Tax, Insurance and Utility Charge") for said fiscal year, and, in lieu of payments of one twelfth of the Estimated Initial Tax, Insurance and Utility Charge, Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Tax, Insurance and Utility Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Tax, Insurance and Utility Charge by notice to Tenant once annually on the Additional Rent Adjustment Date (as defined in Section 4.2.4 hereof), and Tenant's payments shall thereupon be adjusted accordingly.

           Not later than sixty (60) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement in reasonable detail and according to generally accepted accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Tax, Insurance and Utility Charge for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date or refunded if the Term has ended and provided Tenant is not then in default, or if Tenant is in default, then any excess over that necessary to cure the default shall be returned to Tenant. As used herein, the term "Annual Tax, Insurance and Utility Charge" shall mean and refer to the amount of funds paid by Tenant pursuant to Section 4.2.1, 4.2.2 and 4.2.3 for the fiscal year in question for costs actually incurred by Landlord (without any mark-up for Landlord's overhead or profit). All payments under this Section shall to the extent thereof relieve Tenant of its obligations under said Sections 4.2.1, 4.2.2 and 4.2.3 hereof.

           Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2.5 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's annual statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of such a statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental statement, and an appropriate adjustment shall be made according thereto. All of landlord's statements under this Section shall be prepared on an accrual basis of accounting.

           Notwithstanding any other provision of this Section 4.2.5, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.5 shall be made on the basis of Landlord's best estimate of the items otherwise includable in the annual statement rendered by Landlord under this Section and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's statement.

4.3  LATE PAYMENT OF RENT.

     If any installment of rent is paid after the date the same was due after applicable grace and cure periods, it shall bear interest from the due date at the prime commercial rate of BankBoston, as it may be adjusted from time to time, plus 4% per annum, but in no event more than the highest rate of interest allowed by applicable law. Any amounts due under this Section 4.3 shall be Additional Rent.

                                    ARTICLE V

                          TENANT'S ADDITIONAL COVENANTS

5.1  AFFIRMATIVE COVENANTS.

     Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

     5.1.1 PERFORM OBLIGATIONS.

           To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

     5.1.2 OCCUPANCY AND USE.

           To use and occupy the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense. Landlord covenants to Tenant that as of the date of execution of this Lease, the Building is in compliance with the City of Cambridge zoning laws and that the Permitted Use is an allowed use under the City of Cambridge zoning laws.

           Without limitation, Tenant shall strictly comply with all federal, state, and municipal laws, ordinances, and regulations governing the use of Tenant's laboratory, scientific experimentation and the generation, storage, containment and disposal of medical waste. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its office and research activities on the demised premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord, Tenant shall furnish Landlord with copies of all such permits which Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits which Tenant possesses or has obtained with respect to the Premises. Tenant shall be entitled to redact any Confidential Information from the copies of such permits and accompanying certificates of Tenant. Tenant shall promptly give notice to Landlord of any warnings or violations relative to the above received from any federal, state, or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, reasonably acceptable to Landlord to protect Landlord, the Building and the Lot from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected without further appeal permitted, and (v) Tenant shall certify to Landlord's satisfaction that Tenant's decision to delay such cure shall not result in any actual or threatened bodily injury or property damage to Landlord, any tenant or occupant of the Building or the Lot, or any other person or entity. Landlord agrees that any Confidential Information gained or obtained by Landlord pursuant to this Section 5.1.2 shall be kept confidential in accordance with Section 10.13 hereof.

     5.1.3 REPAIR AND MAINTENANCE.

           Except as otherwise provided in Article VI, to keep the Premises including, without limitation, all fixtures and equipment now or hereafter on the Premises, or exclusively serving the Premises, but excluding the exterior (exclusive of glass and doors) and structural elements of the Building, the Building's systems and the grounds and parking lot, which Landlord shall maintain and repair unless such repairs are required because of Tenant's willful misconduct or negligence, in good order, condition and repair and at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear only excepted; to keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for the regular maintenance of the heating and air-conditioning systems and copies of such contracts shall be furnished to Landlord; provided, however, that it is agreed that Tenant shall be responsible only for the repair and maintenance of the heating and air-conditioning systems and the components thereof located within or exclusively serving the Premises. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair. Notwithstanding the foregoing, Tenant's maintenance and service responsibility shall only apply to utilities and services on its side of the Utility Switching Point.


     5.1.4 COMPLIANCE WITH LAW.

           To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority other than major capital repairs, alterations, additions or replacements to the foundations and structural elements of the Building which are not required because of Tenant's failure to comply with the Provisions of
Article 5.1.3 hereof; to keep the Premises equipped with all safety appliances necessary for Tenant's use of the Premises; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises.

           The Tenant shall not use, generate, manufacture, produce, handle, store, release, discharge or dispose of in, on, under or about the Premises or transport to or from the Premises, or allow its employees, agents, contractors, invitees or any other person or entity to do so, any oil, hazardous or toxic materials or hazardous or toxic wastes or medical waste (collectively, "hazardous materials") except to the extent that the following conditions regarding the use, generation, manufacture, production, handling, storing, releasing, discharging, disposal or transport (individually or collectively, the "Use") of hazardous materials shall be satisfied: (i) the Use shall be directly related to the operation of Tenant's business as permitted herein, (ii) Tenant shall first provide Landlord with the list of the types and quantities of such proposed hazardous materials which Tenant is required to furnish to the applicable governmental authorities for purposes of compliance with the Resource Conservation and Recovery Act, as amended (42 U.S.C. 9601, et seq.) (the "RCRA List") (or, in the event that the RCRA List ceases to be required to be filed under such law, a list containing the same information required to be listed on the RCRA List as of the date hereof), and shall update such list as necessary for continuing accuracy, and such other information reasonably satisfactory to Landlord as Landlord may reasonably require concerning such Use, and (iii) such Use shall be in strict compliance (at Tenant's expense) with all applicable laws, regulations, licenses and permits. Landlord hereby covenants and agrees that the information contained in any list, or update thereof, referred to in the foregoing clause (ii) shall be kept confidential in accordance with Section
10.13 hereof. Notwithstanding the foregoing, Tenant hereby agrees to consult and coordinate with Landlord prior to transporting any hazardous materials to or from the Premises whenever (i) such transportation is not of the kind regularly made during the ordinary course of business by a person or entity operating a laboratory facility for the Permitted Uses or (ii) Tenant has reason to believe that such transportation may result in a public demonstration, protest or other similar disturbance at the Building or the Lot. If the transportation, generation, manufacture, production, handling, release, storage, use or disposal of any hazardous materials anywhere on the Premises in connection with the Tenant's use of the Premises results in (1) contamination of the soil, surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph:

           Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) to consult with Landlord regarding Tenant's action to resolve said contamination, claim of contamination or loss or damage, (iii) to clean up the contamination in full compliance with all applicable statutes, regulations and standards, and (iv) to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing.

           Tenant shall promptly notify Landlord upon Tenant's receipt of any inquiry, notice, or threat to give notice by any government authority or any other third party with respect to any hazardous materials. Notwithstanding the foregoing, Tenant shall not be liable to Landlord hereunder for any contamination, claim of contamination, loss or damage arising in connection with hazardous materials to the extent the same is the result of (A) hazardous materials existing in the Building and the Lot prior to Tenant's use or occupancy of the Premises, (B) migration of hazardous materials from any site onto the Lot not caused by Tenant, (c) the generation, manufacture, production, handling, release, storage, use or disposal of any hazardous materials at the Building or the Lot by Landlord, any other tenant or occupant, or any so-called "midnight dumpers" or (D) the Use (as defined above in this Section) by any party other than Tenant of hazardous materials at the Building or the Lot. Tenant's indemnification obligations under this Section shall survive the expiration or earlier termination of this lease.

           Prior to vacating the Premises at the expiration of the term hereof, Tenant at its sole cost and expense shall provide Landlord with an environmental audit with respect to Tenant's actions at the Premises by a qualified environmental engineering firm reasonably satisfactory to Landlord, which audit shall include reasonable subsurface testing if a preliminary review suggests Tenant may have contaminated the same. The aforesaid environmental audit shall affirmatively certify that the Premises are free from any and all contaminants, pollutants, radioactive materials, hazardous wastes or materials, medical waste, bacteriological agents or organisms which would render the Premises in violation of M.G.L.c. 21E, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9602 et seq., or any other applicable laws, rules, regulations or orders, as they may be amended or supplemented by administrative regulations, from time to time. Landlord has delivered to Tenant at Tenant's request, an environmental site assessment for the Premises prepared by Haley & Aldrich dated November 11, 1994, and a supplemental report prepared by Haley & Aldrich dated November 9, 1995, which Landlord obtained in connection with Landlord's acquisition of the Premises. Landlord makes no representations regarding the content of the information contained in the two (2) reports and has agreed to provide the same to Tenant as a courtesy only.

           Nothing herein contained shall be construed to limit or impair Tenant's obligation to comply with any law, code, rule or regulation which requires Tenant to notify any governmental authority or any other person concerning the Use (as defined above in this Section) of hazardous materials by Tenant at the Premises.

           Tenant agrees that, with respect to the Premises, it shall be responsible for compliance with the Americans with Disabilities Act (42 U.S.C. 12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (collectively, the "ADA Requirements"). Landlord shall be responsible for compliance of the Building with the ADA Requirements.

           Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than seventy-five (75) gallons per day per 1,000 square feet of the Premises of sanitary (non-industrial) sewage. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

     5.1.5 TENANT'S WORK.

           To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in compliance with the applicable provisions of Sections 3.3 and 5.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, environmental, building, fire, health and other codes, regulations, ordinances and laws and the ADA Requirements; to furnish to Landlord prior to the commencement of any work for which the cost may reasonably be estimated to exceed $100,000, a bond or other security acceptable to Landlord assuring that any work commenced or continued by Tenant will be completed in accordance with specifications approved in advance in writing by Landlord; to keep the Premises at all times free of liens for labor and materials; to employ for such work one or more responsible contractors whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering any general contractors on or about the Premises in amounts that at least equal the limits set forth in
Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

     5.1.6 INDEMNITY.

           To defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways appurtenant to the Premises and connected with the use or occupancy thereof by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, unless and to the extent caused by the negligence or willful misconduct of Landlord or its servants or agents, (ii) violation of this Lease by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, employees, sublessees or invitees.

     5.1.7  LANDLORD'S RIGHT TO ENTER.

            To permit Landlord and its agents to enter into the Premises at reasonable times and upon at least 24 hours advance notice (except in case of emergency in which event no prior notice shall be required) to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so except as may be otherwise expressly set forth in this Lease, and show the Premises to prospective purchasers and lenders, and, during the last twelve months of the Term, to show the Premises to prospective tenants. Landlord's right to enter the Premises in accordance with the foregoing shall be subject to Landlord's obligations pursuant to Section 10.13 hereof. Notwithstanding the foregoing, Landlord agrees that in the event that Landlord shows the Premises to any prospective purchaser or tenant, Landlord shall: (i) provide at least three (3) days' notice to Tenant identifying the prospective purchaser or tenant, (ii) only show the Premises to such purchaser or tenant if Landlord believes in good faith that such person or entity is a bona fide prospective purchaser or tenant, (iii) conduct such showing in compliance with such reasonable requests and instructions as Tenant may make for purposes of protecting Tenant's Confidential Information.

     5.1.8  PERSONAL PROPERTY AT TENANT'S RISK.

            All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description owned or leased by Tenant or by any person claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall, as between the parties, be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent (i) such injury, loss, damage or liability is the result of the negligence or willful misconduct of Landlord, its contractors, agents or employees, or (ii) such indemnification, agreement to hold harmless or exoneration is prohibited by law.

     5.1.9  PAYMENT OF LANDLORD'S COST OF ENFORCEMENT.

            To pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 7.4.

     5.1.10 YIELD UP.

            Subject to Article III hereof, at the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to remove such installations and improvements made by Tenant as Landlord may request and all Tenant's signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Subject to
Section 3.3 hereof, any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by Landlord in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section
5.1.10. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

     5.1.11 ESTOPPEL CERTIFICATE.

            Upon not less than 10 days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Tenant's knowledge, Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably required by Landlord or any prospective purchaser or mortgagee of the Premises. Any such statement delivered pursuant to this Section
5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage.

     5.1.12 LANDLORD'S EXPENSES RE: CONSENTS.

            To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval under this Lease. Notwithstanding the foregoing, Tenant shall not be liable for any reasonable legal expenses incurred by Landlord for the first two (2) such requests made by Tenant during each period of twelve (12) consecutive calendar months during the Term.

     5.1.13 RULES AND REGULATIONS.

            To comply with the Rules and Regulations set forth in Exhibit C, as the same may be reasonably amended from time to time by Landlord to provide for the beneficial operation of the Building and/or Lot, provided that such amendments do not materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease, it being understood that, subject to the provisions of Section 10.2 hereof, Landlord shall not be liable to Tenant for the failure of other tenants of the Building or the Lot to conform to such Rules and Regulations.

     5.1.14 LOADING.

            Not to place Tenant's Property, as defined in Section 5.1.8, upon the Premises so as to exceed the floor load limits set forth in EXHIBIT H attached hereto and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed or maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to reduce such vibration or noise to a level reasonably acceptable to Landlord.

     5.1.15 HOLDOVER.

            To pay to Landlord (i) the greater of twice (a) the then fair market rent as reasonably determined by Landlord or (b) the total of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and (ii) all damages sustained by Landlord on account thereof; provided, however, that any payments made by Tenant under the foregoing clause (i) in excess of the then fair market rent for the Premises as so reasonably determined by Landlord shall be applied against any damages under the foregoing clause (ii). The provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

5.2  NEGATIVE COVENANTS.

     Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof

     5.2.1 ASSIGNMENT AND SUBLETTING.

           Not without the prior written consent of Landlord to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, except as hereinafter provided; as Additional Rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting (subject to the provisions of Section 5.1.12 hereof); no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof and as to the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. In addition, as to any assignee (but not as to any sublessee) Landlord's consent shall be required as to the reasonable creditworthiness of the proposed assignee in view of market conditions then prevailing for leases having terms and conditions comparable to this Lease. Landlord's consent to any assignment or subletting by Tenant shall not be unreasonably withheld, provided that Tenant is not then in default beyond applicable grace and cure periods under this Lease. If Tenant requests Landlord's consent to assign this Lease or to sublet any portion of the Premises such that Tenant shall not occupy at least 20,000 r.s.f. of the Premises after the date of commencement of such sublease, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of the date of commencement the proposed sublease or assignment; provided, however, that Tenant shall have the right to rescind any such request in the event Landlord elects to so terminate this Lease by notice given to Landlord within five (5) days after the date of such termination notice from Landlord, in which event such termination notice shall be of no further force or effect. Notwithstanding the foregoing, in the event Tenant subleases or assigns any portion of the Premises to Vertex Pharmaceuticals, Incorporated, the rental rate must be at least the greater of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, or the then fair market rent for the Premises.

           If, at any time during the Term of this Lease, Tenant is:

            (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or

            (ii) a parmership or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant;

Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within 90 days thereafter if, in Landlord's reasonable judgment, the credit of Tenant is thereby Impaired. This paragraph shall not apply if the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

           Notwithstanding the foregoing provisions of this Section 5.2.1, Tenant may assign this Lease or sublet any portion of the Premises without Landlord's consent to (i) any successor of Tenant resulting from a merger or consolidation of Tenant and (ii) any Affiliate of Tenant (as hereinafter defined) whose net worth is equal to or greater than the net worth of Tenant as of the date hereof, provided that Tenant provides Landlord notice within thirty
(30) days after such assignment or subletting pursuant to either of the foregoing clauses (i) or (ii). As used herein, the term "Affiliate of Tenant" shall mean and refer to any entity controlled by, controlling or under common control with Tenant.

           In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises (such excess being hereinafter referred to as "Sublease Profits"), Tenant shall promptly pay fifty percent (50%) of said Sublease Profits to Landlord as and when received by Tenant after deduction of Tenant's Sublease Costs (as hereinafter defined). The term "Sublease Costs" shall mean and refer to Tenant's reasonable legal, brokerage and construction costs and expenses incurred in good faith in view of the size and expected term of any applicable sublease or assignment. Sublease Costs shall be amortized over the term of the applicable sublease or assignment. In the event that Tenant exercises its Reimbursement Option pursuant to Section 4.1 (d) hereof, Fixed Rent shall nevertheless be calculated as though such Reimbursement Option had not been exercised for purposes of calculating Sublease Profits under this
Section 5.2.1.

     5.2.2 NUISANCE.

           Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any noise, vibration or odor which is contrary to any law or ordinance; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

     5.2.3 INSTALLATION, ALTERATIONS OR ADDITIONS.

           Subject to the provisions of Section 3.3 and Section 5.1.5 hereof, not to make any installations, alterations, or additions in, to or on the Premises (including, without limitation, buildings, lawns, planted areas, walks, roadways, parking and loading areas, but expressly excluding the initial improvements made in accordance with Complete Plans approved by Landlord and Tenant, and any other improvements consistent therewith, provided the same are approved by Landlord, such approval not to be unreasonably withheld or delayed) nor to permit the making of any apertures in the walls, partitions, ceilings or floors without on each occasion obtaining the prior written consent of Landlord and then only pursuant to plans and specifications approved by Landlord in advance in each instance.

                                   ARTICLE VI

                               CASUALTY OR TAKING

6.1  TERMINATION.

     In case during the period which is six (6) months prior to the expiration of the Term all or any substantial part of the Premises or of the Building or of the Lot or any one or more of them shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, (hereinafter referred to as the "Casualty or Taking"), then this Lease may be terminated at the election of Landlord or Tenant. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within 3 0 days after the Casualty or Taking.

6.2  RESTORATION.

     If either party does not exercise said election (or is not entitled to exercise said election in the case of a Casualty or Taking occurring more than six (6) months prior to the expiration of the Term of this Lease), this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be abated from the date of the Casualty or Taking until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for the Permitted Uses subject to zoning and building laws or ordinances then in existence, which, unless Landlord has exercised its option to terminate pursuant to Section 6.1, Landlord covenants to do with reasonable diligence at Landlord's expense.

     Notwithstanding the foregoing, in the event that Landlord's Architect reasonably determines that the Premises will not be repaired or restored (to the extent permitted by the net proceeds of insurance recovered or damages awarded from such Casualty or Taking) within one year after the occurrence of such Casualty or Taking then Tenant shall have the right to terminate this Lease by notice given within thirty (30) days after the date of such determination.

6.3  AWARD.

     Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases except as set forth below in this Section 6.3. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own cost and expense, or other personal property of Tenant, or (ii) relocation expenses or damages for loss of business (in excess of any such damages attributable to the value of this lease) recoverable by Tenant from such authority in a separate action.

                                  ARTICLE VII

                                    DEFAULTS
7.1  EVENTS OF DEFAULT.

     (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder for more than five (5) business days after notice thereof twice during any twelve (12) month period, or if within 30 days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment for the benefit of creditors shall be made by Tenant, or by any guarantor of Tenant, or (c) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged or bonded over within thirty (30) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter, or (g) if Tenant fails to maintain the insurance required under Section 4.2.2.1 hereof, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter prior to the curing of such default and without demand or notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner and without illegal force, enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights of redemption and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

7.2  REMEDIES.

     In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during said residue. Tenant further covenants (as additional and cumulative obligations) after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount

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
paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all of the Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord shall be required to use reasonable efforts to relet the Premises.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the three (3) months ended next prior to such termination, plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this
Section 7.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.


7.3  REMEDIES CUMULATIVE.

     Any and all rights and remedies which either Landlord or Tenant may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

7.4  LANDLORD'S RIGHT TO CURE DEFAULTS.

     Landlord may, but shall not be obligated to, cure, at any time, following thirty (30) days' prior notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date of payment by Landlord to the date of payment by Tenant.

7.5  EFFECT OF WAIVERS OF DEFAULT.

     Any consent or permission by Landlord or Tenant to any act or omission by the other party which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord or Tenant of the breach of any covenant or condition herein by the other party, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the

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
continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

     The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease by the other party shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord, or the payment by Tenant, as the case may be, of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or Tenant, as the case may be. No consent or waiver, express or implied, by Landlord or Tenant, as the case may be, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

7.6  NO ACCORD AND SATISFACTION.

     No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                  ARTICLE VIII

                                    MORTGAGES

8.1  RIGHTS OF MORTGAGE HOLDERS.

     The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.5, no such holder of a mortgage shall be liable either as mortgagee or as assignee to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Article III), subject to and with the benefit of the provisions of Section 10.5, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than 10 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and

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
agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 8.1.

8.2  SUBORDINATION.

     This Lease is subject and subordinate to any mortgage now on the Building, if any, and shall be, at the mortgagee's election, subject and subordinate to any mortgage hereafter on the Building and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor; provided, however, such mortgagee shall not disturb Tenant's possession hereunder or rights hereunder in the event of a foreclosure by Mortgagee except to the extent permitted hereunder pursuant to an Event of Default by Tenant. This Section 8.2 shall be self-operative and no further instrument of subordination shall be required, but if such subordination is in writing, then such mortgagee shall execute a non-disturbance and attainment agreement in favor of Tenant in form acceptable to such mortgagee. In confirmation of such subordination, Tenant shall execute and deliver promptly an estoppel certificate concerning this Lease and Tenant's tenancy in form reasonably acceptable to such mortgagee. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant (such appointment being coupled with an interest) with full power and authority to execute and deliver in the name and on behalf of Tenant any such certificate which Tenant fails so to execute and deliver within ten (10) business days after written request and presentation by Landlord or such mortgagee. Landlord represents that as of the date hereof, there is no mortgage, ground lease or superior lien on the Building or the Premises.

8.3  LEASE AMENDMENTS.

     Tenant agrees not to unreasonably withhold its agreement to make such changes in this Lease as may be reasonably required by the holder of any mortgage of which the Premises are a part, or any institution which may purchase all or a substantial part of Landlord's interest in the Premises, provided that such changes may not increase the Fixed Rent or other payments due hereunder or otherwise materially affect the obligations or rights of Tenant hereunder, and provided further that such changes do not (i) materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease, (ii) limit, impair or delay Tenant's rights to sublease or assign all or any portion of this Lease pursuant to Section 5.2.1 hereof, (iii) limit, impair or delay Tenant's right to obtain a reduction or abatement of rent pursuant to Section 3.2,
Section 4.1 (d) or Section 6.2, (iv) limit, impair or delay Tenant's right to terminate this Lease pursuant to Section 3.2 or Section 6.2, or (v) otherwise unreasonably limit, impair or delay Tenant's rights hereunder.

                                   ARTICLE IX

                         LANDLORD'S ADDITIONAL COVENANTS

9.1  AFFIRMATIVE COVENANTS.

     Landlord covenants at all times during the Term:

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
     9.1.1 PERFORM OBLIGATIONS.

           To perform promptly all of the obligations of Landlord set forth in this Lease, including, without limitation, furnishing, through Landlord's employees or independent contractors, the services (the cost of which is to be included in the Annual Maintenance Charge) listed in Exhibit J;

     9.1.2 REPAIRS.

           Except as otherwise provided in Article VI, to make such repairs (the cost of which is to be included in the Annual Maintenance Charge) to the roof, exterior walls, exterior windows and waterproofing, floor slabs, other structural components and common areas and facilities of the Building as may be necessary to keep them in good, serviceable condition. Without limitation of the foregoing, Landlord shall be responsible for the maintenance and repair of the heating and air-conditioning systems and the components thereof serving the Building, except for such systems and the components thereof as are located within the Premises or exclusively serve the Premises (as provided in Section
5.1.3 hereof).

           Notwithstanding the foregoing, Landlord shall only be responsible for maintenance, service and repair of utilities and services at the Base Building side of the Utility Switching Point and as set forth in Paragraph 5.1.3 Tenant shall be responsible for the same on its side of the Utility Switching Point.

     9.1.3 COMPLIANCE WITH LAW.

           To make all repairs, alterations, additions or replacements to the Building or the Lot (the costs of which are to be included in the Annual Maintenance Charge) required by any law, ordinance or order or regulation of any public authority including repairs, alterations, additions or replacements to the foundations and structural elements of the Building, except as required because of Tenant's failure to comply with the provisions of Section 5.1.3 hereof; to keep the Building equipped with all safety appliances so required (the costs of which are to be included in the Annual Maintenance Charge); subject to Section 4.2.1, to pay all municipal, county, or state taxes assessed against the Building or the Lot, or against Landlord's personal property of any kind on or about the Building or the Lot; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Building or the Lot, including the ADA Requirements (as defined in Section 5.1.4 hereof) and any codes, regulations, ordinances or laws relating to hazardous materials (as defined in Section 5.1.4), subject to, and without limitation of, Tenant's obligations with respect to such codes, regulations, ordinances or laws. The costs incurred by Landlord in connection with the foregoing compliance obligations (to the extent required due to a change in law) shall be included in the Annual Maintenance Charge. All of the foregoing covenants and obligations are subject to, and without limitation of, all of Tenant's obligations under this Lease, including, without limitation, those set forth in Sections 4.2 and 5.1.4.

     9.1.4 INDEMNITY.

           To defend, with counsel reasonably approved by Tenant, all actions against Tenant, any partner, trustee, stockholder, officer, director, employee or beneficiary of Tenant ("Tenant's Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Tenant's Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on

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
adjoining sidewalks, streets or ways appurtenant to the Premises and not connected with the use or occupancy thereof by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, unless and to the extent caused by the negligence or willful misconduct of Tenant or its servants or agents, (ii) violation of this Lease by Landlord or its agents, contractors, licensees, employees, sublessees or invitees, or (iii) any act, fault, omission, or other misconduct of Landlord or its agents, contractors, licensees, employees, sublessees or invitees.

     9.1.5 ESTOPPEL CERTIFICATE.

           Upon not less than 10 days' prior notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Landlord's knowledge, Tenant is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably required by Tenant or any prospective assignee of Tenant. Any such statement delivered pursuant to this Section 9.1.5 may be relied upon by any prospective assignee.

     9.1.6 LANDLORD'S TITLE.

           Landlord has delivered to Tenant a copy of Landlord's owner's policy of title insurance (the "Policy") with respect to the Lot. Landlord has no knowledge of any changes in the status of the title since the date of the Policy.

     9.1.7 UTILITIES.

           Subject to Section 4.2.3 hereof, to bring (or cause to brought) utilities for the Premises to the Utility Switching Gears at Landlord's sole cost and expense.

     9.1.8 PAYMENT OF TENANT'S COST OF ENFORCEMENT.

           To pay on demand Tenant's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Landlord under this Lease.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1 NOTICES FROM ONE PARTY TO THE OTHER.

     All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, two (2) days after deposit with the U.S. Postal Service, or if delivered by a recognized courier service (e.g. Federal Express) when delivered by such courier service, or if delivered to such address by hand, when so delivered.

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
10.2 QUIET ENJOYMENT.

     Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3 EASEMENTS; CHANGES TO LOT LINES.

     Landlord reserves the right, from time to time, to grant easements affecting the Premises or the Building or the Lot and to change or alter existing boundaries of the Lot for purpose of developing and using the Lot so long as such easements or such changes or alterations to existing boundaries of the Lot do not materially interfere with Tenant's use of the Premises, and to enter upon the Premises for purposes of constructing and maintaining any pipes, wires and other facilities serving any portion of the Lot or of the Building, subject to the terms of Section 5.1.7 and Section 10.13 hereof.

10.4 LEASE NOT TO BE RECORDED.

     Neither party shall record this Lease. Both parties shall execute and deliver a notice of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term Expiration Date the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

10.5 BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY.

     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises except to the extent (i) disclosed on an estoppel certificate or (ii) the acquirer did not seek an estoppel certificate. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Building and the Lot but not upon other assets of Landlord. No partner, trustee, stockholder, officer, director, employee or beneficiary (or the partners, trustees, stockholders, officers, directors or employees of any such beneficiary) of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Building and the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of the partners, trustees, stockholders, officers, employees or beneficiaries (and the partners, trustees, stockholders, officers, directors or employees of any such beneficiary) of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as part defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

10.6 ACTS OF GOD.

     In any case where either party hereto is required to do any act, delays caused by or resulting from the occurrence of one or more Force Majeure Events shall not be counted in

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
determining the time during which work shall be completed, except for the Outside Completion Date, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.7 LANDLORD'S DEFAULT.

     Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default provided Landlord commences such cure within thirty (30) days and proceeds diligently thereafter until such cure is completed. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur. Except as expressly set forth in Section 3.2 and Section 6.2 hereof, Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

     Notwithstanding the foregoing, if any repairs to the Premises or any maintenance, cleaning, or lighting of the common areas of the Building or the Lot, are not performed by Landlord or the Premises any time after the Substantial Completion Date and within thirty (30) days after notice from Tenant (or such longer period as may be reasonably required in the event that any such repair, maintenance, cleaning or lighting cannot be completed within said thirty
(30) day period), Tenant shall have the right to perform such obligation of Landlord. If Tenant performs any such obligation of Landlord, Landlord shall pay to Tenant the reasonable cost thereof within thirty (30) days after notice from Tenant, provided, however, that in no event shall Tenant have the right to offset or deduct the amount thereof against any payment of rent due hereunder.

     If an emergency occurs where a repair is required to be done immediately in order to avoid imminent danger to persons or material damage to the Premises, Tenant shall have the right to self-help consistent with the immediately preceding grammatical paragraph of this Section 10.7 after giving Landlord only such notice as is reasonable under the circumstances, provided, however, that formal notice shall be promptly given thereafter. However, the right of self-help afforded to Tenant in this Section 10.7 shall be carefully and judiciously exercised by Tenant, it being understood and agreed that except in the case of an emergency, Landlord shall be given sufficient opportunity to take the action required of Landlord to avoid such default, in order to avoid any conflict with respect to whether or not self-help should have been availed of by Tenant, or with respect to the reasonableness of the expenses incurred by Tenant.

10.8 BROKERAGE.

     Each party warrants and represents to the other party that it has had no dealings with any broker or agent in connection with this Lease other than Lynch Murphy Walsh & Partners ("Broker") and covenants to defend with counsel reasonably approved by such other party, hold harmless and indemnify such other party from and against any and all cost, expense or liability arising from any breach of the foregoing warranty and representation. Landlord shall pay all such fees to the Broker.

10.9 APPLICABLE LAW AND CONSTRUCTION.

     This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by

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
the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

      There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

      The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

      Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

10.10     SUBMISSION NOT AN OFFER.

      The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered to each of them.

10.11     SECURITY DEPOSIT.

      Within seven (7) days of execution by Tenant of this Lease, Tenant shall deliver to Landlord an irrevocable and unconditional standby letter of credit (the "Letter of Credit") made payable to Landlord, its successors and assigns in the full amount of the Security Deposit set forth in Article I hereof in a form reasonably acceptable to Landlord, which shall secure the performance by Tenant of all obligations on the part of Tenant hereunder. It shall be an immediate Event of Default if Tenant fails to deliver the Letter of Credit within the seven (7) days. The issuer of the Letter of Credit shall be a banking institution with at least a rating of A and otherwise reasonably acceptable to Landlord. Although Landlord shall only have the right to draw under the Letter of Credit in the event of a default as set forth herein, under the terms of the Letter of Credit, the sole condition to Landlord's draw upon the Letter of Credit shall be presentment to the issuer thereof, prior to or on the expiration date, of a demand for payment. The Letter of Credit shall be self-renewing from year to year during the term of this Lease so as to expire no earlier than thirty (30) days following the Lease expiration date and shall contain such other customary terms as Landlord requires in its reasonable discretion, including, but not limited to, a provision that the Letter of Credit is transferable to Landlord's successors and assigns. For and during the Term, Landlord shall have the irrevocable right, without further notice or approval of Tenant but not the obligation from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply the Security Deposit or any portion thereof or interest thereon, to Landlord's damage resulting from any default after applicable grace and cure periods by Tenant. On termination of the Term, the Security Deposit, or the portion thereof then held by Landlord shall be returned to Tenant, beyond the amount necessary to cure the breach of any provision of this Lease by Tenant. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit shall be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

10.12 INTENTIONALLY OMITTED.

10.13 CONFIDENTIAL INFORMATION.

      Landlord hereby agrees that any and all knowledge, information, data, materials, trade secrets, and other work product of a confidential nature gained, obtained, derived, produced, generated or otherwise acquired by Landlord with respect to Tenant's business (collectively "Confidential Information") shall be kept confidential. Landlord shall use diligent efforts to ensure that no Confidential Information is revealed, divulged, communicated, related, or described to any person or entity without the written consent of Tenant, except as may be required by applicable law.

10.14 PARKING.

      Tenant shall be obligated to pay as Additional Rent monthly, the sum of $75.00 for each of 120 parking spaces to be leased to Tenant located at the Premises. Tenant shall have the right without the prior written consent of Landlord to sublease any of said parking spaces. However, Tenant shall remain liable to Landlord for the monthly rental fee per space subleased.

10.15 SIGNAGE.

      Tenant shall be permitted, at its sole cost and expense, to install and maintain signs on the exterior of the Building which read "Millennium Pharmaceuticals, Inc." (or something similar reasonably approved by Landlord), provided that: (i) the size, location, quality, color and style of such signs shall be subject to Landlord's approval, such approval not to be unreasonably withheld or delayed, and (ii) such signs shall be subject to limitations of applicable law, including, without limitation, the Cambridge Zoning By-Law, as amended from time to time. Tenant shall secure all permits necessary for the installation of such signs at its sole cost and expense. Upon the expiration or sooner termination of the Term of this Lease, Tenant shall remove such signs and repair any damage resulting therefrom at Tenant's sole cost and expense.

10.16 ACCESS.

     Tenant shall have exclusive access to the Building and the Premises through the north entrance of the Building located as shown on Exhibit A attached hereto. Tenant shall have access to the Building 24 hours a day, 7 days per week and 365 days a year. Normal hours of operation of the Building are Monday through Friday, 8:00 a.m. to 6:00 p.m.

 WITNESS the execution hereof under seal as of this 26th day of October, 1996.

          LANDLORD:                FORT WASHINGTON LIMITED PARTNERSHIP

                               By: Fort Washington, Inc., its general partner

                               By: /s/ David Clem
                                  ----------------------------------
                               Its: President
                                      hereunto duly authorized

          TENANT:              MILLENNIUM PHARMACEUTICALS, INC.

                               By: /s/ Harry F. Arader
                                  ----------------------------------
                               Its: Chief Financial Officer
                                      hereunto duly authorized

                                    EXHIBIT A

                            PLAN SHOWING THE PREMISES
                            -------------------------

     [Graphic consists of three floor plans, one of the building's basement, one of the first floor and one of the second floor, each floor plan indicating which areas of each floor are Tenant Area One, Tenant Area Two, the Prorate Area and Vertical Penetrations.]

                                   EXHIBIT A-1

                              PLAN SHOWING THE LOT
                              --------------------

     [Graphic consists of one property plan that depicts lots numbered 1 and 2 and their relationships to surrounding streets, the buildings thereon and other miscellaneous details of the properties.]

                                   EXHIBIT A-2

                            LEGAL DESCRIPTION OF LOT
                            ------------------------

     Two parcels of partially registered and partially unregistered land, together with the buildings and other improvements thereon, situated on Waverly and Erie Streets in Cambridge, Middlesex County, Commonwealth of Massachusetts, and being shown as Lot No. 1 and Lot No. 2 on a plan entitled "Plan of Property, Cambridge, Mass. Owned by Cheshire Management Company, Inc., dated November 8, 1984, as revised March 11, 1985, prepared by Linenthal, Eisenberg Anderson, Inc.", recorded with Middlesex South registry of Deeds as Plan No. 275 of 1985 in Book 16054, Page 238, all as more particularly bounded and described as follows:


Lot No. 1

EASTERLY by Erie Street, three hundred seventy-seven and 81/100 (377.81) feet;

SOUTHERLY      by Waverly Street, one hundred thirty-eight and 16/100 (138.166)
               feet;

EASTERLY       by widening parcel A eight and 54/100 (8.54) feet;

SOUTHERLY      by widening parcel A and B four hundred seventy-one and 90/100
               (471.90) feet;

WESTERLY       by widening parcel B eight and 90/100 (8.90) feet;

SOUTHERLY      by Waverly Street one hundred thirteen and 44/100 (113.44) feet;

WESTERLY by land of Sara C. Caldwell, seventy-five and 00/100 (75.00) feet;

                                   EXHIBIT A-2                            Page 2


NORTHERLY      by land of California Products Corporation, seventy-eight and
               02/100 (78.02) feet;

WESTERLY by land of California Products Corporation, ninety and 81/100 (90.81) feet;

NORTHERLY      by Grove Avenue, two hundred twenty-five (225.00) feet;

WESTERLY by Allston Street, one hundred twenty-three and 70/100 (123.70) feet;

NORTHERLY      by land of James & Josephine Waldron, and land of the Doble
               Engineering Company, one hundred fifty-four and 78/100 (154.78) feet;

WESTERLY by land of the Doble Engineering Company, eighty-seven and 50/100 (87.50) feet;

NORTHERLY      by Sidney Street, two hundred seventy-five and 13/100 (275.13)
               feet;


Containing, according to said plan, 4.275+/- acres of land.


Lot No. 2
SOUTHWESTERLY  by Erie Street, one hundred twenty-seven and 91/100 (127.91)
               feet;

NORTHWESTERLY  by land now or formerly of Edward S. Stimpson, one hundred and
               20/100 (100.20) feet;

SOUTHWESTERLY  by land of said Edward S. Stimpson, one and 87/100 (1.87) feet;

NORTHWESTERLY  by land of Rotterdam Realty Corp., one hundred (100) feet;

NORTHEASTERLY  by Merriam Street, one hundred six and 57/100 (106.57) feet;

                                   EXHIBIT A-2                            Page 3


SOUTHEASTERLY  by land of Merriam Realty Trust, one hundred (100) feet;

NORTHEASTERLY  by land of said Merriam Realty Trust, fifteen and 61/100 (15.61)
               feet;

SOUTHEASTERLY  by land of Bernice Shapiro, one hundred (100) feet.


Containing, according to said plan, .530+/- acres of land.

The portions of the above two parcels of land consisting of registered land are described as follows:

1. The lot shown on Parcel 1 on a plan filed with the Land Court as Land Court Plan No. 19105B in Book 987, Page 124.

2. The lot shown on Plan No. 19338A filed with Middlesex South Registry District of the Land Court in Book 353, Page 469.

3. The lot shown on Plan No. 20185A filed with Middlesex South Registry District of the Land Court in Book 383, Page 525.

4. The lot shown on Plan No. 10431A filed with Middlesex South Registry District of the Land Court in Book 383, Page 489.

5. The lot shown on Plan No. 20634A filed with Middlesex South Registry District of the Land Court in Book 423, Page 437.

6. The lot shown on Plan No. 21997A filed with Middlesex South Registry District of the Land Court in Book 467, Page 65.

7. The lot shown on Plan No. 25240A filed with Middlesex South Registry District of the Land Court in Book 554, Page 137.

                                   EXHIBIT A-2                            Page 4

8. The lot shown on Plan No. 25241A filed with Middlesex South Registry District of the Land Court in Book 554, Page 138.

9. The lot shown on Plan No. 31443A filed with Middlesex South Registry District of the Land Court in Book 677, Page 136.

10. The lot shown on Plan No. 40865A filed with Middlesex South Registry District of the Land Court in Book 973, Page 112.

Said Lots 1 and 2 are and include all of the same premises conveyed to grantor by deed of SJT Cambridge Realty Corp. dated December 23, 1980 filed in said Land Court as Document No. 605250 and in the Middlesex Registry of Deeds in Book 141731, Page 335, excepting therefrom so much as was deeded to the City of Cambridge in Document No. 665865 and recorded in Book 15735, Page 471 and taken by the City of Cambridge in Document No. 666833 and recorded in Book 15760, Page
436. Said deeded and taken land is shown on a plan entitled "Plan of Land in Cambridge, Massachusetts, Waverly Street, Being a Subdivision of Land shown on Land Court Plan No. 19105A dated May 11, 1984 Cullinan Engineering Co., Inc." filed with the Land Court as Land Court Plan No. 19105B and included with said deeded and taken land is a parcel of registered land shown as Parcel 2 on said Plan.

The Land Court parcels are registered in Certificate of Title No. 162379 in Book 942, Page 29 and in Certificate No. 168662 in Book 973, Page 112. Certificate of Title No. 162379 was amended by Order of the Land Court dated May 12, 1983 filed as Document No. 639750 and noted on said Certificate.

                                    EXHIBIT C

                              RULES AND REGULATIONS
                              ---------------------

1. The entrances, lobbies, elevators, sidewalks, and stairways of the Building shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Building.

2. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the Building.

3. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside of the Building. Bicycles shall not be permitted in the Building except in designated areas.

4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Building, without the prior written approval of Landlord.

6. Tenant shall not: (a) use the Building for lodging, or for any immoral or illegal purposes; (b) use the Building to engage in the manufacture or sale of spirituous, fermented, intoxicating or alcoholic beverages in the Building; (c) use the Building to engage in the manufacture or sale of, or permit the use of, any illegal drugs in the Building.

7. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any exterior window or door of the Building without prior written consent of Landlord, such consent not to be unreasonably withheld.

8. No sign, advertisement, object, notice or other lettering, except as set forth in Section 10.15 of the Lease, shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Building if visible from outside of the Building.

9. Door keys for doors in the Building will be furnished on the Commencement Date by Landlord. If Tenant shall affix additional locks on doors then Tenant shall furnish Landlord with copies of keys for said locks.

10. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

                                EXHIBIT C                                 Page 2

11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to its space in the Building closed and secured.

12. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

13. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

14. Except as permitted under Article III of the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord not to be unreasonably withheld, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior written approval of Landlord not to be unreasonably withheld. The use of cement or other similar adhesive material is expressly prohibited.

15. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Managing Agent of the Building.

16. In the event of any conflict between the provisions of this Exhibit C and the provisions of the Lease, the provisions of the Lease shall govern.

                                    EXHIBIT E

                         BRIEF OUTLINE OF DESIGN PROCESS

                    LABORATORY BUILDOUT FOR MILLENNIUM, INC.
                 AT FORT WASHINGTON RESEARCH PARK, CAMBRIDGE, MA

1.   Project Team
     ------------

     Personnel representing the tenant, Millennium, Inc., and the landlord, Fort Washington Limited Partnership, will work closely together during design and construction. While many individuals are necessarily involved, primary contacts and clear lines of communication should be established.

1.1  Millennium team (suggested: roles may be combined)

     o  Principal in Charge/Project Manager
     o  Facilities or Laboratory Director
     o  Chief Scientists
     o  Safety/Regulatory Officer
     o  Consultant Architect
     o  Laboratory Consultant
     o  Other consultants; e.g. Voice and data systems, systems furniture.

1.2  Fort Washington Limited Partnership Team

     o  Partner in Charge: David Clem
     o  Architect: Daniel Winny
     o  M.E.P. Engineer: Abbood Holloran, Inc.
     o  Structural Engineer: Cowan Associates
     o  Construction Manager: Siena Construction

2.   Design and Construction Process
     -------------------------------

     Details of sequence may be modified to suit specific project schedule requirements. 2.1 Programming Phase This phase will be completed by Millennium personnel and their consultants.

     The goal of the programming phase is to establish detailed space and equipment specifications and environmental/regulatory requirements, which will form the basis of Architectural and Engineering design. The timeliness and completeness of the Program information is critical to the project schedule. The Product of this phase may typically include the following:

     o Schedule of rooms with approximate areas, critical dimensions, special environmental requirements, and built-in furniture, fixtures, equipment and casework. This is often done as a sketch layout of each room or space with notes.

     o Equipment list with cuts, dimensions and weights, and electrical/I-IVAC loads, keyed to room or location; with emergency power requirements.

                                  EXHIBIT E                               Page 2

     o Design criteria for any special regulatory or hazard areas (biohazard, radiation, clean rooms, animal rooms, magnetic fields, etc.).

     o List of chemicals to be used and stored in the facility, with quantities.

     o Adjacency diagrams, typical lab bench layouts, daylighting requirements, etc.

     o    Specifications of voice/data and other special systems.

2.2  Schematic Design Phase

     The goal of this phase is to covert the program information into a schematic plan layout meeting Millennium's requirements. Sizing and location of major mechanical and electrical equipment will be determined. Scope of base building work, including structural openings and reinforcements, will be established. A cost check will be performed by the Construction Manager. Long lead equipment items may be released.

     This phase is performed primarily by Millennium with review and approval by FWLP. The product will be Schematic Architectural floor plans, with Outline Specifications, including preliminary materials, finishes and casework selections and performance specifications for MEP equipment. This phase will be completed by September 20, 1996.

2.3  Design and Development and Construction Documents

     The design documents are refined and detailed by FWLP's A/E team and readied for final cost review, approval, and construction. Final selections of materials, finishes, casework, and furniture will be made. Design Development and Construction Documents phases will overlap to expedite the project schedule. Construction Documents may be issued for Construction in phases to allow a fast track Construction process.

                                    EXHIBIT F

     [The Exhibit commences with three pages of graphics consisting of the same three floor plans as are in Exhibit A.]

                                   EXHIBIT F                              Page 4

                          BUILDING FLOOR AREA ANALYSIS

                    PROJECT: Fort Washington Research Center
                                 40 Erie Street
                                  Cambridge, MA

                                 DATE: 11/29/95

    FL.                      B           1            2

A   Gross Area               8,527       71,852       21,855      102,234
B   Vertical Pentrat'n           0          164        1,616        1,780
C   Prorate Area             2,625        3,210           87        5,922
D   Adjusted Gross           5,902       68,478       20,152       94,532
E   Prorate Ratio                6%          72%          21%         100%
F   Prorate Add                355        4,323        1,244        5,922
G   Rentable Area            6,257       72,801       21,396      100,454
H   Core Area                    0            0            0            0
J   Minimum Corridor
    Single Tenant                0            0            0            0
K   Useable Area
    Single Tenant
L   Efficiency Factor
    Multi-tenant
M   Useable Area             5,902       68,478       20,152       94,532
    Multi-tenant
N   Efficiency Factor           94%          94%          94%          94%

                                    FORMULAS
                                    --------
   Col          Name                                     Formula
   ---          ----                                     -------
   D            Adjusted Gross Area                      A - (B+C)
   E            Prorate Ratio                            D (floor/D (bldg)
   F            Prorate Add                              E (floor) X C (bldg)
   G            Rentable Area                            D + F
   K            Useable Area/Single Tenant               A-(B+C+H)
   L            Efficiency Factor/Single Tenant          K/G
   M            Useable Area/Multi-Tenant                A-(B+C+H+J)
   N            Efficiency Factor/Multi-Tenant           M/G

NOTES
-----
 (1)  Square footage figures are taken from CADD drawings and field measurements.
 (2)  Percentages are rounded to nearest whole percent.

                                   EXHIBIT F                              Page 5

                           TENANT FLOOR AREA ANALYSIS
                           --------------------------

                         Fort Washington Research Center
                                 40 Erie Street
                                  Cambridge, MA

Date:  8/28/96

                                                                               PRORATE
                             BASEMENT    1ST FL.   2ND FL             % OF     AREA    TENANT
                             USABLE      USABLE    USABLE    TOTAL    TOTAL    ADD     RENTABLE
Tenant One, Vertex            3725       40190     11913     55828      59%    3494      59322
Tenant Two, Millennium        2177       28288      8239     38704      41%    2428      41132

Totals                        5902       68478     20152     94532     100%    5922     100454


                                    EXHIBIT G

DATE:   September 4, 1996
TO:     Millennium Pharmaceuticals and Fort Washington Research Center
BY:     Daniel Winny, AIA
RE:     Base Building Outline Specification

BUILDING DESIGN

Entrances             Access from south, west and north sides of building. Major covered entry on north side provides on grade access to the first floor.

Construction          Steel frame with face brick veneer. Replacement window
                      framing system to match existing with 1" insulating glass.
                      All new roofing at new openings will be elastomeric membrane roofing to match the existing membrane and maintain the integrity of the warranty in place.

Dimensions            40 Erie Street
                      --------------

                      Total Floor Area Available       41,132 SF Rentable

                      Bay Size                         Varies within building

                      Floor-to-Floor Height            Approx. 20' feet (varies)

                      Live Load Capacity               See Exhibit H

Site Improvements     Topping and striping of parking lot to be provided.
                      Landscaping provided per code.

Roof System           New membrane roofing manufactured by Firestone with a
                      twenty-year warrantee.

INTERIOR DESIGN

Lobby and Core Spaces
Lobby Corridors       Existing to remain.

Lobby Ceiling
Height                Existing to remain.

Toilets Existing male and female rest rooms to remain unless modified by mutual consent.

Admin/Office/Areas
Walls, floors,
ceilings, doors
and lighting          Provided by tenant

                                   EXHIBIT G                              Page 2

Lab/Special Support
Walls, floors,
ceilings, doors
and lighting          Provided by tenant

Elevators and
Material Handling
Passenger/Freight
Combo One (1) oil hydraulic elevator, cab, 3,000 lb. capacity, 125 fpm

Loading Dock          Existing to remain.

BUILDING SYSTEMS

Structural System     The first floor construction is slab on grade and
                      two-way concrete pan system over the basement. The existing building structural frame is primarily a steel beam and column system. The second floor construction at the existing office area is concrete slab over metal form deck. Future second floor construction is also assumed to be concrete slab over metal form deck. Existing roof construction includes metal deck over steel framing.

MEP SYSTEMS

Plumbing Systems Water main service to building; sewerage service to building; duplex water pressure water system; gas service to main building; new water mains per drawings.

Fire Protection
Systems               Existing to remain. modifications by tenant.

HVAC Systems          Base Building includes the following equipment
                      (specifications attached).

                      1EA Cast iron sectional hot water boiler with the capacity to burn natural gas at a maximum load of 130 boiler horsepower.

                      2EA 50-ton packaged air cooled water chillers designed to chill 40% propylene glycol, 306 GMP from 54(degrees)F to 42(degrees) F at 95(degrees) F ambient.

                      2EA Rooftop AHU units capable of delivering 17,500 CFM of 100% outside air at 55(degrees) F dry bulb when outside air temperature is 91(degrees) F of dry bulb, 74(degrees)F wet bulb of zero F.

                      New equipment to be placed on the roof and in basement (location to be determined as tenant requirements are finalized).

Electrical            System New Simplex main fire alarm panel*
                      New switchboard per drawings.*
                      Exterior site at entrance lighting

                      *Specifications attached.

                                    EXHIBIT H
                                    ---------

                          SCHEDULE OF FLOOR LOAD LIMITS
                          -----------------------------

Basement Slab on Grade                                                 250 psf
First Floor Slab on Grade                                              250 psf
First Floor Slab over Basement                                         250 psf
First Floor Slab over Basement at Lobby Area                           100 psf
New Second Floor Slab on Metal Deck - (to be constructed)              125 psf
Existing Second Fir Slab on Metal Deck - (existing office area)         60 psf
Second Floor Concrete Pan Slab - (existing section of roof const)      125 psf

                                    EXHIBIT I
                                    ---------

                               LANDLORD'S SERVICES
                               -------------------

I.   Exterior Maintenance
     --------------------

     Landlord shall keep the Lot and Common Areas of the Building clean and free of debris. Landlord shall keep the sidewalks, driveways and parking areas reasonably clear of snow and ice. Landlord shall maintain the exterior landscaping, lighting, parking areas, exterior roof, slab, foundation, exterior doors and windows, and sidewalks of the Building and the Lot in good repair and condition consistent with facilities of the size and quality of the Building and the Lot in the Cambridge, Massachusetts area.

II.  Mechanical, Electrical and Plumbing
     -----------------------------------

     Subject to the provisions of Section 5.1.3 of the Lease, Landlord shall maintain in good repair and condition the mechanical, electrical and plumbing systems for the Building.

III. Priority
     --------

     In the event of any conflict between the provisions of this Exhibit I and the provisions of the Lease, the provisions of the Lease shall govern.

IV.  Parking Lot Security
     --------------------

     Landlord agrees to provide security for the parking lot should be the same become necessary in its reasonable discretion.

V.   Cleaning
     --------

     Landlord shall keep clean and neat the public areas of the Building and Lot, including, without limitation, the restrooms.